EXHIBIT 10.17

                                 THIRD AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT



         THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into effective the 1st day of January, 2001 by and between PHYAMERICA PHYSICIAN GROUP, INC., f/k/a COASTAL HEALTHCARE GROUP, INC., a Delaware corporation ("Employer" or the "Company"), and STEVEN M. SCOTT, M.D. ("Employee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Employer and Employee have previously entered into that certain Employment Agreement dated April 1, 1991, as amended by that certain Amendment to Employment Agreement dated April 1, 1994, and as further amended by that certain Second Amendment to Employment Agreement dated September 1, 1999 (collectively, the "Agreement") under which Employee is currently employed by the Company; and

         WHEREAS, Employer and Employee desire to modify the existing terms of employment with respect to the compensation paid to Employee, so that compensation will be set forth in an attachment to the Agreement labeled Exhibit A and such compensation shall be subject to annual review and adjustment;

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment, the parties hereby agree that the Agreement is hereby modified as follows:

1. In order to increase the Base Salary and to redefine the Incentive Bonus Employee may earn under the Agreement, Paragraph 3 of the Employment Agreement is deleted in its entirety and replaced by the following:

       Compensation. For all services rendered by the Employee under this Agreement, the Corporation shall pay Employee compensation as set forth on the attached Exhibit A.

2. In accordance with the replacement of Paragraph 3 of the Employment Agreement provided for above in Section 1 of this Amendment, the Agreement is hereby modified to include Exhibit A, dated January 1, 2001 and attached to this Amendment, as the Exhibit A now referenced in Paragraph 3 of the Agreement.

3. This Amendment shall be an amendment and modification to the Agreement and shall become part of the Agreement and employment arrangement between Employee and Employer from and after the date of this Amendment. All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement. Any conflict between terms of this Amendment and the Agreement will be resolved in favor of this Amendment. Except as amended herein, all terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    PHYAMERICA PHYSICIAN GROUP, INC.




                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

ATTEST:


------------------------------
         Secretary

[Corporate Seal]
                                    EMPLOYEE:


                                                                          (SEAL)
                                    --------------------------------------
                                    Steven M. Scott, M.D.

                                    EXHIBIT A
                                    ---------


                                  Compensation
                                  ------------


                                 January 1, 2001

1. Base Salary. For services provided as an employee of the Corporation, Employee shall receive, retroactive to January 1, 2001, a base salary of $550,000 per annum (the "Base Salary") payable in accordance with the Corporation's current payroll practices. The Base Salary shall be subject to annual review and adjustment as of each January 1, commencing January 1, 2002.

2. Incentive Bonus. For calendar year 2001, Employee shall be entitled to an incentive or performance bonus (the "Incentive Bonus") of up to 40% of annual Base Salary, based on the following:

     (a.) 2.5% of Base Salary for each calendar quarter (up to a total of 10% of Base Salary per year) in which PhyAmerica Physician Services, Inc. ("PPS") achieves an operating profit of 5% or greater. For purposes of this incentive calculation only, operating profit shall be determined prior to debt and financing expense allocated to PPS, including program fees or other financing costs arising out of the receivables financing provided by affiliates of National Century Financial Enterprises, Inc. ("NCFE").

     (b) 2.5% of Base Salary for each calendar quarter (up to a total of 10% of Base Salary per year) in which the Company, on a consolidated basis, achieves or exceeds budgeted net operating results, after debt expense, including the program fees and related costs of the NCFE financing.

     (c) up to 20% of Base Salary as determined solely in the discretion of the Compensation Committee of the Board of Directors of PhyAmerica Physician Group, Inc.